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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 24, 2001
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                                 Date of Report
                        (Date of Earliest Event Reported)


                           NETMEASURE TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


              Nevada                                        86-0914695
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   (State or other jurisdiction                           (IRS Employer
        of incorporation)                              Identification No.)


                                     0-27675
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                            (Commission File Number)


              370-1122 Mainland Street, Vancouver, British Columbia
                                 Canada V6B 5L1
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               (Address of principal executive offices (zip code))


                                 (604) 669-2255
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              (Registrant's telephone number, including area code)



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                        (Former Name and Former Address)


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ITEM 5.  OTHER EVENTS

         The Company wishes to report that it has had difficulty in securing the bridge financing it requires. As a result, it has been unable to meet its payroll obligations for the past two pay periods and has temporarily suspended payment of all other payables. The Company is currently in discussions with a potential funding source and hopes to secure the funds it requires in the next week.

         The bridge financing is required to sustain the Company until it receives the funds from four (4) private placement agreements that were completed in early November 2000. Under these agreements, the company will issue 1,000,000 units for $1.00 per unit. Each unit consists of one common share and one common share purchase warrant entitling the holder to purchase an additional common share for $1.50 before November 3, 2001. The proceeds under this private placement are to be received by the company no later than 20 days after the company's shares commence trading on the NASD OTC Bulletin Board. The Company's application to trade on the OTC Bulletin Board was filed with the NASD on November 14, 2000 and is pending.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 24, 2001                      NetMeasure Technology, Inc.



                                            By:  /s/ Randy Voldeng
                                               ---------------------------------
                                                 Randy Voldeng
                                                 President